UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 20, 2020

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	GNW	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2020, Genworth Financial, Inc. (“Genworth” or the “Company”) announced that it settled the previously disclosed action AXA SA v. Genworth Financial International Holdings, LLC et al. in the High Court of Justice, Business and Property Courts of England and Wales, in respect of which judgment is awaited following a quantum trial in June 2020. In this case, AXA SA (“AXA”) has sought payment from Genworth for payment protection insurance (“PPI”) mis-selling losses. Pursuant to a sale and purchase agreement dated September 17, 2015 (the “SPA”), AXA purchased, among other entities, Financial Insurance Company Limited (“FICL”) and Financial Assurance Company Limited (“FACL”) from Genworth. FICL and FACL underwrote PPI which has resulted in extensive consumer complaints on the basis that it was mis-sold by a third party distributor, leading to large losses (including consumer redress and associated fees/expenses). Under the SPA Genworth covenanted to pay AXA for certain of its PPI mis-selling losses. The settlement was agreed following the High Court’s liability judgment dated December 6, 2019 and prior to the High Court issuing its judgment on the quantum of damages.

In connection with the settlement, the Company has agreed to make a £100 million, or approximately $125 million, cash payment (the “Initial Cash Payment”) to AXA by July 23, 2020 (which amount is in addition to a £100 million interim cash payment Genworth made to AXA in January 2020 and expensed in the fourth quarter of 2019). In addition, the Company, along with Genworth Financial International Holdings, LLC, has issued a Secured Promissory Note, dated as of July 20, 2020 (the “Note”), pursuant to which: (i) the Company has agreed to make a deferred cash payment in two installments in an aggregate amount equal to approximately £317 million, the first on June 30, 2022 (the “First Installment Date”) and the second on September 30, 2022 (the “Final Installment Date”); (ii) the Company has agreed to pay a significant portion of all future amounts in respect of relevant third party distributor mis-selling losses incurred by AXA, to be invoiced quarterly in arrears by AXA, and which invoiced amounts (the “Future Loss Payment Amounts”) will accrue and, to the extent invoiced 30 days prior thereto, will be paid on the Final Installment Date; and (iii) the Company has agreed to secure the obligations under the Note by pledging (a) as of the date of the Note, 19.9% of the outstanding common shares in Genworth Mortgage Insurance Australia Limited held by the Company through its subsidiaries and (b) 19.9% of the outstanding common shares in Genworth Mortgage Holdings, Inc. held by the Company through its subsidiaries. The Company has agreed to a mechanism for payment of remaining Future Loss Payment Amounts once the Note has been paid in full and terminated in accordance with its terms. The Note will terminate upon the payment in full of all the obligations thereunder on, or prior to, the Final Installment Date, on which date the aggregate principal amount then outstanding shall be due. Pursuant to the settlement with AXA and provisions of the SPA, in the event that AXA recovers amounts from third parties related to the mis-selling losses, including from the distributor responsible for the sale of the policies, Genworth has certain rights to share in those recoveries to recoup payments for the underlying mis-selling losses.

The outstanding principal amount of the Note shall bear interest, payable quarterly, at the rate of 5.25% per annum, with a stepdown to 2.75% following certain prepayment trigger events, which stepdown is to be applied retroactively against amounts already paid in the form of a credit against future payment. Pursuant to the Note, the Company is required to make certain mandatory prepayments upon the occurrence of (1) the consummation of certain qualifying debt transactions in which total gross proceeds of at least $750 million are raised; (2) the consummation of certain qualifying equity issuances or dispositions with respect to Genworth Mortgage Holdings, Inc. (a subsidiary of the Company), or any of its subsidiaries, in which total net cash proceeds of at least $475 million are raised; (3) certain dispositions of the U.S. mortgage insurance business of the Company; (4) the consummation of the previously disclosed China Oceanwide merger and funding of the contemplated capital contribution in connection therewith, (5) certain change of control transactions by the Company; and (6) receipt of dividends and sale proceeds from certain Company subsidiaries above certain threshold amounts. The Company has also agreed pursuant to the Note to certain negative and affirmative covenants, representations and warranties and customary events of default. In addition, any dividends and sale proceeds received by the Company in respect of the collateral described in clause (iii) above will be paid to AXA to satisfy the outstanding balance of the Note.

In connection with the settlement, AXA and Genworth have agreed, pending satisfaction of certain conditions, not to enforce, appeal or set aside the liability judgment of December 6, 2019 and any judgment in respect of the quantum of AXA’s claim subject to a termination right of AXA if the Note and related security package is determined to be void and/or unenforceable. Upon satisfaction of those conditions (namely payment of the £100 million (or approximately $125 million) Initial Cash Payment and the execution by Genworth and AXA of documents contemplated by the Note Documentation to perfect the security described above), those agreements not to enforce the judgments will become permanent, subject to limited exceptions in respect of certain rights or claims under the SPA and in respect of enforcing the terms of the settlement and Note documents. As noted above, the Company previously paid an interim payment of £100 million to AXA in January 2020, which was expensed as a part of discontinued operations in the fourth quarter of 2019. In connection with this settlement, the Company expects to incur an additional expense of $516 million after-tax as a part of discontinued operations in the second quarter of 2020. This charge to discontinued operations is translated to U.S. dollars using June 30, 2020 foreign currency exchange rates and includes the £100 million to be paid by July 23, 2020, the £317 million secured promissory note, and an estimate of £107 million for claimed mis-selling losses that are still being processed; and fees and expenses related to the litigation and settlement.

The summary of the Note set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Secured Promissory Note, dated as of July 20, 2020, issued by the Company and Genworth Financial International Holdings, LLC to AXA*

99.1	Press Release issued by the Company, dated July 20, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the Exhibits, Annexes or the Schedules to the Securities and Exchange Commission upon request

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding issuance by the High Court of its judgment with respect to the quantum of damages, including the timing of such judgment, conditions precedent to the full and final release of all claims in connection with the allegations made in the lawsuit, the ability to recover any amounts from third parties related to the mis-selling losses, and incurrence of additional legal fees related to the litigation. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) potential adverse reactions or changes to the pending transaction with China Oceanwide, Genworth’s business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the announcement of the settlement, including but not limited to such changes that could affect Genworth’s financial performance; (ii) further rating agency actions and downgrades in Genworth’s financial strength ratings; (iii) changes in applicable laws or regulations; (iv) Genworth’s ability to recognize the anticipated benefits of the settlement; (v) the amount of the costs, fees, expenses and other charges related to the settlement; (vi) the risks related to diverting management’s attention from Genworth’s ongoing business operations; (vii) the impact of changes in interest rates and political instability; and (viii) other risks and uncertainties described in Genworth’s Annual Report on Form 10-K, filed with the SEC on February 27, 2020 and Genworth’s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2020. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth’s consolidated financial condition, results of operations, credit rating or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2020	GENWORTH FINANCIAL, INC.

	By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel